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                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 29, 1997 (except with respect to the matter discussed in Note 11, as to which the date is September 22, 1997), included in VIASOFT, Inc.'s Form 10-K for the year ended June 30, 1997, and to all references to our firm included in this registration statement.

                                            ARTHUR ANDERSEN LLP

Phoenix, Arizona,
February 27, 1998.



                                  EXHIBIT 23.1